UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2025, Blum Holdings, Inc. (the “Company”) executed an Amended and Restated Binding Letter of Intent ("A&R LOI"), as previously disclosed in the Form 8-K filed on February 4, 2025, to acquire 100% of the issued and outstanding common stock of a licensed retail cannabis operator located in the Bay Area (the "Target"). The revised terms provide for total consideration of $2.0 million, comprising $1.3 million in cash—including the assignment of an existing $500,000 senior secured convertible promissory note, and $500,000 in common stock of the Company priced at $1.15 per share. The cash portion includes an $800,000 payment made from escrow upon execution of the A&R LOI and related Management Services Agreement ("MSA"), granting immediate operational and economic control of the Target to the Company. Additionally, the $500,000 senior secured convertible promissory note previously funded by the Company will be assigned to the seller at closing and structured as a Seller Note with a thirty-month maturity, amortized at 8% simple interest, secured by the Target. The transaction further includes contingent performance-based earn-outs totaling up to $0.2 million payable in cash or stock, tied to specific revenue milestones for the twelve-month period following closing. The Company anticipates signing definitive transaction documents promptly, with the final closing subject to customary regulatory approvals at the state and municipal levels.

The proposed transaction is subject to the execution of definitive agreements. No assurances can be made that the Company will successfully negotiate and enter into definitive agreements for the proposed transaction or that the Company will be successful in completing the proposed transaction.

The foregoing description of the A&R LOI does not purport to be complete and is qualified in their entirety by reference to the full text of such A&R LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2025, the Company issued a press release announcing financial results for its fiscal first quarter ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, the Company appointed Brad Hirsch to the Board of Directors of the Company (the “Board”), effective May 8, 2025. Mr. Hirsch will serve as a member of the Company's (i) Audit Committee, (ii) Compensation Committee, and (iii) Governance and Nominating Committee.

The Board has determined that Mr. Hirsch is an independent director under Nasdaq Stock Market Listing Rule 5605(a)(2).

Brad Hirsch is a licensed attorney and business executive with over 25 years of experience in law, corporate leadership, and regulatory compliance. Admitted to the California State Bar in 1997, he established The Law Office of Bradley L. Hirsch in 2001, providing strategic counsel in litigation, contract law, real estate, and regulatory matters. Since 2001, Mr. Hirsch has worked as a sole practitioner at The Law Office of Bradley L. Hirsch. Additionally, from 2007 to 2012, Mr. Hirsch served as In-House Counsel at FIT Development, LP, a private real estate development firm and has occupied executive roles within highly regulated industries, notably insurance and cannabis.  His diverse professional experience as external counsel, in-house advisor, and senior corporate executive grants him a comprehensive perspective in addressing complex business and regulatory challenges.  Mr. Hirsch earned his J.D. from Golden Gate University School of Law and his B.A. from California State University at Northridge.

The Board and its Compensation Committee are currently engaging in discussions to determine the compensation to be paid to Mr. Hirsch for his services as a director.

There is no arrangement or understanding between Mr. Hirsch and any other person pursuant to which any of them was selected as a director of the Company, and there are no family relationships between Mr. Hirsch and any of the Company’s directors or executive officers. Mr. Hirsch does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information under Item 2.02, above, is incorporated herein by reference.

The information provided under Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Amended and Restated Binding Letter of Intent.
99.1	Press Release, dated May 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: May 14, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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